[GRAPHICS OMITTED]

COMMON STOCK

Incorporated under    This certificate         SEE REVERSE FOR CERTAIN   SHARES
the laws of the       is transferable in       DEFINITIONS
State of New York     Cleveland, Ohio and
                      and New York, New York
                                                CUSIP 34354P 10 5

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FLOWSERVE                                    FLOWSERVE CORPORATION


  THIS CERTIFIES THAT







  IS THE OWNER OF



          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Flowserve Corporation (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation, as amended (a copy of which certificate is on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

                           Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

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Dated:




                                    /s/ Ronald F. Shuff  /s/ C. Scott Greer
[CORPORATE SEAL]                    Secretary            Chairman, President and
                                                         Chief Executive Officer




                              Countersigned and Registered:

                                            NATIONAL CITY BANK
                                            (Cleveland, OH)       Transfer Agent
                                                                  and Registrar

                              BY

                                   S P E C I M E N
                                                  Authorized Signature

                             FLOWSERVE CORPORATION

     ARTICLE "EIGHTH" OF THE CERTIFICATE OF INCORPORATION CONTAINS A PROVISION SPECIFYING A PROPORTION (TWO-THIRDS) OF THE VOTE OF SHAREHOLDERS GREATER THAN THE PROPORTION PRESCRIBED BY STATUTE IN THE ABSENCE OF SUCH PROVISION TO (a) ADOPT, AMEND OR REPEAL ANY BY-LAW OR ANY PROVISION OF THE CERTIFICATE OF INCORPORATION, RELATING TO (i) THE NUMBER, CLASSIFICATION AND TERMS OF OFFICE OF DIRECTORS, (ii) THE FILLING OF NEWLY CREATED DIRECTORSHIPS AND VACANCIES OCCURRING IN THE BOARD OF DIRECTORS, (iii) THE REMOVAL OF DIRECTORS, OR (iv) THE POWER OF THE BOARD OF DIRECTORS TO ADOPT, AMEND OR REPEAL BY-LAWS OF THE CORPORATION OR THE VOTE OF THE BOARD OF DIRECTORS REQUIRED FOR ANY SUCH ADOPTION, AMENDMENT OR REPEAL; OR (b) AMEND OR REPEAL SAID ARTICLE "EIGHTH."

     ARTICLE "NINTH" OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION CONTAINS A PROVISION SPECIFYING A PROPORTION (80%) OF THE COTE OF SHAREHOLDERS GREATER THAN THE PROPORTION PRESCRIBED BY STATUE IN THE ABSENCE OF SUCH PROVISION TO (a) AUTHORIZE A MERGER OR CONSOLIDATION OF THE CORPORATION WITH OR INTO, OR A SALE OR OTHER DISPOSITION OF SUBSTANTIALLY ALL THE ASSETS OF A "RELATED CORPORATION OR ANY AFFILIATE OF A RELATED CORPORATION" AS THEREIN DEFINED OR (b) AMEND OR DELETE SAID ARTICLE "NINTH."

     THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATION, POWERS, RELATIVE RIGHTS, AND PREFERENCES AND LIMITATION OF THE SHARES OF EACH CLASS OF SHARES, IF MORE THAN ONE, AUTHORIZED TO BE ISSUED AND THE DESIGNATION, POWERS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH SERIES OF ANY CLASS OF PREFERRED SHARES AUTHORIZED TO BE ISSUED SO FAR AS THE SAME HAVE BEEN FIXED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DESIGNATE AND FIX THE POWERS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF OTHER SERIES.

     THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN THE FLOWSERVE CORPORATION AND NATIONAL CITY BANK, DATED AS OF AUGUST 1, 1996 ("RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF FLOWSERVE CORPORATION UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. FLOWSERVE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY IT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR ASSOCIATES OR AFFILIATES (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BE LIMITED AS PROVIDED IN SECTION 11(A)(II) OF THE RIGHTS AGREEMENT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:




TEN COM - as tenants in common                 UNIF GIFT MIN ACT - _______________ Custodian _______________
                                                                       (Cust)                    (Minor)
TEN ENT - as tenants by the entireties
                                                            under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with right of
          survivorship and not as tenants              ---------------------------------------
          in common                                                   (State)


                               Additional abbreviations may also be used though not in the above list.

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) MUST BE GUARANTEED by a participant in either the Securities Transfer Agents Medallion Program ("STAMP"), the Stock
Exchanges Medallion Program ("SEMP") or the New York Stock Exchange Medallion Signature Program ("MSP").




FOR VALUE RECEIVED _____________ hereby sell, assign and transfer unto_________________


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


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                         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

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--------------------------------------------------------------------------------------------------------- Shares
or capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

---------------------------------------------------------------------------------------------------------Attorney
to transfer the said stocks on the Books of the within-named Company with full power of substitution in the premises.

Dated ________________________________         __________________________________________________________
                                                               (SIGNATURE/S OF SHAREHOLDER/S)


                                               __________________________________________________________
                                                               (SIGNATURE/S GUARANTEED BY)